EXHIBIT 10.4

PLEDGE AGREEMENT

This Pledge Agreement, dated as of February 11, 2020 (this "Agreement"), between FUELCELL ENERGY FINANCE, LLC, a Connecticut limited liability company (the "Pledgor"), and CRESTMARK EQUIPMENT FINANCE, a division of MetaBank, as pledgee (the "Pledgee").

WITNESSETH:

WHEREAS, reference is made to that certain Guaranty Agreement, dated as of February 11, 2020 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the "Guaranty") by FuelCell Energy Inc. ("Guarantor"), in favor of the Pledgee;

WHEREAS, pursuant to the Guaranty, the Guarantor guarantees the payment and performance of the Obligations (as defined in the Guaranty), of Central CA Fuel Cell 2, LLC, a Delaware limited liability company (the "Project Developer"), under the Sale Leaseback Agreements (as defined in the Guaranty);

WHEREAS, reference is made to the Limited Liability Company Operating Agreement of the Project Developer, dated as of June 8, 2017 (the “Limited Liability Company Agreement”);

WHEREAS, the Pledgor owns 100% of the outstanding equity interests in the Project Developer; WHEREAS, the Pledgor expects to receive substantial financial benefit from the transactions contemplated by the Lease Agreement; and

WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to grant a security interest in the Pledged Collateral (as hereinafter defined) to the Pledgee as security for the Secured Obligations (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

SECTION 1.DEFINITIONS AND RULES OF CONSTRUCTION.

Section 1.1 Certain Uniform Commercial Code Terms. As used herein, the terms "Accounts", "Investment Property", and "Proceeds" shall have the respective meanings set forth for them in Article 9 of the UCC.

Section 1.2 Additional Definitions. The following terms when used in this Agreement shall have the following meanings:

"Liens" shall mean all liens, encumbrances and claims of any kind or description other than Permitted Liens.

"Obligations" shall have the meaning set forth in the Guaranty.

"Pledged Collateral" shall have the meaning set forth in Section 2(a) hereof.

"Secured Obligations" shall have the meaning set forth in Section 2(b) hereof.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 1.3 Other Capitalized Terms. The capitalized terms used in this Agreement (including the preamble and recitals hereto) and not otherwise defined herein shall have the respective meanings specified in the Lease Agreement, and the rules of construction in the Lease Agreement shall apply hereto.

SECTION 2.PLEDGED COLLATERAL.

(a)The Pledgor hereby grants to the Pledgee a security interest (which the parties intend to be a first priority security interest) in and continuing Lien on and pledges and collaterally assigns to the Pledgee, all of the Pledgor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 2(a) being collectively referred to herein as "Pledged Collateral"):

(i)All membership interests and other equity interests in the Project Developer (whether denominated as an interest in capital, profits, voting or other attributes, including rights to receive distributions, and all certificates representing such equity and/or membership interests), whether now owned or hereinafter acquired by the Pledgor;

(ii)all indebtedness of the Project Developer owed to the Pledgor;

(iii)all other rights and privileges of the Pledgor with respect to the membership interests and other equity interests in the Project Developer;

(iv)all rights of the Pledgor to terminate, amend, supplement, modify, or cancel, the governing documents of the Project Developer, including the Limited Liability Company Agreement, to take all actions thereunder and to compel performance and otherwise exercise all remedies thereunder; and

(v)all proceeds of and from any and all of the foregoing, including all dividends, distributions, profits, income allocations returns on or of capital, instruments and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the foregoing (whether in cash or in kind);

provided that it is understood and agreed that the Pledged Collateral does not include (1) distributions by the Project Developer to the Pledgor from the proceeds of the payment of the purchase price for the Equipment purchased by the Lessor from the Project Developer pursuant to the Purchase Agreement and any Bill of Sale, or (2) distributions or other payments on account of the Pledgor’s interests in the Project Developer made in compliance with Section 12(f) of the Lease Agreement.

(b)The security interest and Lien granted pursuant to Section 2(a) hereof secures, and the Pledged Collateral is collateral security for, the prompt and complete payment and performance in full when due (whether at stated maturity, by acceleration or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof)) of all payment and performance obligations of the Pledgor to the Pledgee hereunder, all Obligations of the Guarantor under the Guaranty, together with, in each case, interest thereon and expenses related thereto, and all obligations of the Project Developer under the Sale Leaseback Agreements, including any interest or expenses accruing or arising after the commencement of any case with respect to the Pledgor or the Project Developer under the Bankruptcy Code or any other bankruptcy or insolvency law (whether or not such interest or expenses are allowed or allowable as a claim in whole or in part in such case) (collectively, the "Secured Obligations").

SECTION 3.REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants to the Pledgee as follows:

Section 3.1 Organizational Matters; Enforceability, Etc.

(a)The Pledgor is a limited liability company duly formed, validly existing and in good standing under the laws of Connecticut, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so could not reasonably be expected to result in a material adverse effect, is qualified to do business in, and is in good standing in, every jurisdiction where that qualification is required. The execution, delivery and performance of this Agreement by the Pledgor and the grant of the security interests pursuant hereto (i) are within its powers and have been duly authorized by all necessary limited liability company or other action, (ii) do not require any governmental approval except those that have been obtained or made and are in full force and effect or are not required on or prior to the execution of the Lease Agreement, (iii) will not violate any Applicable Laws or its organizational documents, (iv) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or any of its assets or give rise to a right under any such indenture, agreement or other instrument to require any payment to be made by it, and (v) except for the lien conveyed to the Pledgee hereunder, will not result in the creation or imposition of any Lien on any of its assets.

(b)This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding agreement, enforceable against the Pledgor in accordance with its terms, except to the extent that the enforcement of remedies herein provided may be limited under applicable bankruptcy and insolvency and similar laws, public policy and equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

Section 3.2 Owner; No Liens. The Pledgor is the sole beneficial owner of the Pledged Collateral and no Lien exists upon the Pledged Collateral (and no right or option to acquire the same exists in favor of any other person) other than the security interest created or provided for herein.

Section 3.3 Security Interests. The security interests granted to the Pledgee pursuant to this Agreement in the Pledged Collateral (a) upon filing of financing statements listed on Annex 1 hereto naming Pledgor as "debtor" and Pledgee as "secured party", constitute as to personal property included in the Pledged Collateral and, with respect to subsequently acquired personal property included in the Pledged Collateral, subject to the terms of this Agreement, will constitute, a perfected security interest under the UCC to the extent a security interest can be perfected by filing such financing statements, and (b) are, and, with respect to such subsequently acquired personal property, subject to the terms of this Agreement, will be, as to the Pledged Collateral perfected under the UCC as aforesaid, superior and prior to the rights of all third persons now existing or hereafter arising under the UCC. Except to the extent possession of portions of such Pledged Collateral is required for perfection, all such action as is necessary has been or will be taken to establish and perfect the Pledgee’s rights in and to such Pledged Collateral, in accordance with the terms of this Agreement, to the extent the Pledgee’s security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action. No filing, recordation, re-filing or re-recording other than those listed on Annex 1 hereto (as the same may be supplemented from time to time) is necessary to perfect and maintain the perfection of the Liens created by this Agreement on the Pledged Collateral, to the extent the Pledgee’s security interest can be perfected by filing (except to the extent that such filings or recordings are, by their nature, filings or recordings to be made at a later date). The Pledgor will properly deliver or cause to be delivered on the date hereof to the Pledgee, in accordance with the terms of this Agreement, certificates representing 100% of the membership interests in the Project Developer duly endorsed to the Pledgee or in blank.

Section 3.4 No Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to its knowledge, threatened against or affecting the Pledgor or the Pledged Collateral which individually or in the aggregate would, if determined adversely to the Pledgor, have a material adverse effect.

Section 3.5 No Other Assignment. Other than assignments that have been terminated or completed, the Pledgor has not previously assigned any of its rights in, to or under all or any portion of the Pledged Collateral.

Section 3.6 No Other Operative Documents. Neither the Pledgor nor, to the Pledgor’s knowledge, any other person has executed any financing statement, security agreement or other similar instrument in effect covering all or any part of the Pledged Collateral on file in any recording office, except such as may have been filed pursuant to this Agreement.

Section 3.7 Taxes. The Pledgor has timely filed all material federal, state and local tax returns that it is required to file, has paid all material taxes it is required to pay to the extent due (other than those taxes that it is contesting or intends to contest in good faith and by appropriate proceedings, with adequate reserves established for such taxes) and, to the extent such taxes are not due, has established reserves that are adequate for the payment thereof to the extent required by GAAP. The Pledgor knows of no proposed tax assessment against it which could reasonably be expected to have a material adverse effect (other than as is being contested by the Pledgor in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP have been made or provided therefor).

Section 3.8 No Other Membership Interests. As of the date hereof, no membership interests in the Project Developer or certificates representing the same are in effect except for the Pledged Collateral referenced in Section 2(a)(i) hereof. Any certificates representing membership interests in the Project Developer that are not part of the Pledged Collateral have been cancelled and copies of such cancelled certificates have been delivered to the Pledgee.

SECTION 4.FURTHER  ASSURANCES;  REMEDIES.  In  furtherance  of  the grant of the security interest pursuant to Section 2 hereof, the Pledgor hereby agrees with the Pledgee as follows:

Section 4.1 Delivery and Other Perfection. The Pledgor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary in the reasonable judgment of the Pledgee to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Pledgee to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a)on or prior to the execution of the Lease Agreement, and with respect to any membership interest constituting Pledged Collateral acquired by the Pledgor after the date hereof, promptly (i) deliver to the Pledgee the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Pledgee may reasonably request, all of which thereafter shall be held by the Pledgee, pursuant to the terms of this Agreement, as part of the Pledged Collateral and (ii) take such other action as the Pledgee may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Pledged Collateral;

(b)keep full and accurate books and records relating to the Pledged Collateral; and

(c)permit representatives of the Pledgee, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Pledged Collateral, and permit representatives of the Pledgee, upon reasonable notice, at reasonable times during the Pledgor’s usual business hours, to audit, examine and make copies of the books of account and other records of the Pledgor and to discuss the financial condition and business of the Pledgor with the Pledgor’s authorized representatives, in each case, solely with respect to the Pledged Collateral.

Section 4.2 Other Financing Statements or Control. The Pledgor shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Pledged Collateral in which the Pledgee is not named as the sole secured party, or (b) cause or permit any person other than the Pledgee to have "control" (as defined in Section 9-106 of the UCC) of any Investment Property constituting part of the Pledged Collateral.

Section 4.3 Preservation of Rights. The Pledgee shall not be required to take steps necessary to preserve any rights against prior parties to any of the Pledged Collateral.

Section 4.4 Special Provisions Relating to Pledged Collateral.

(a)Percentage Pledged. The Pledgor will cause its equity interest in the Project Developer to constitute at all times 100% of the total number of membership and other ownership interests of the Project Developer then outstanding.

(b)Certain Rights of the Pledgor. So long as no Default under Section 19 of the Lease Agreement shall have occurred and be continuing, (i) the Pledgor shall have the right to exercise all voting, control, management, consensual and other powers of ownership pertaining to the Pledged Collateral for all purposes not in breach of and consistent with the terms of this Agreement, the Lease Agreement and each other Lease Document; provided that the Pledgor agrees that it will not vote the Pledged Collateral in any manner that is in breach of the terms of this Agreement or any such document, and (ii) subject to the limitations set forth in the Lease Agreement and each other Lease Document, the Pledgor shall be entitled to receive and retain any and all distributions paid to it attributable to the Pledged Collateral. The Pledgee shall execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.4.

(c)Liens, Etc. The Pledgor (i) does and will at all times hold the Pledged Collateral free and clear of all Liens other than Permitted Liens and (ii) will defend its title or interest in and to the Pledged Collateral against any and all Liens, however arising, of all persons whomsoever, except the Pledgee’s Liens and other Permitted Liens.

(d)Transferability. Except for restrictions and limitations imposed by securities laws generally, the Limited Liability Company Agreement, the Lease Agreement and each other Lease Document, the Pledged Collateral pledged hereunder is and will be freely transferable and assignable.

(e)No Options, Etc. No portion of such Pledged Collateral is or will be subject to any option, right of first refusal, members’ or other equity interest holders’ agreement or contractual restriction of any nature which might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition of the Pledged Collateral pursuant hereto after the occurrence of a Default under Section 19 of the Lease Agreement or the exercise by the Pledgee of its rights and remedies hereunder.

(f)No Changes to Limited Liability Company Agreement. Except for changes or modifications of a de minimis nature, the Pledgor will not approve nor allow any change or modification to the Limited Liability Company Agreement.

(g)Maintenance of Existence. Pledgor will, and will cause the Project Developer to, at all times, (i) preserve and keep in full force and effect, and not dissolve, its existence and all rights and governmental authorization, qualifications, franchises, licenses and permits material to its business and to conduct its business in each jurisdiction in which its business is conducted and (ii) continue to engage in business of the same general types as now conducted by them.

(h)No Transfer; Additional Shares. The Pledgor will maintain its ownership of all of the membership interests of the Project Developer and will not vote to permit, consent to, or authorize the Project Developer to (i) issue any other membership interest or other ownership or equity interest in the Project Developer, except to the extent part of the Pledged Collateral pursuant to Section 2 hereof or any warrants, options on or similar rights to acquire any other membership or other ownership or equity interest in the Project Developer, (ii) cancel any of the Pledged Collateral, (iii) issue any other class or series of membership or ownership or equity interest in the Project Developer or (iv) transfer, sell or otherwise dispose of or grant any option with respect to the Pledged Collateral or permit any holder of any Pledged Collateral (other than the Pledgor) to become a Member (as defined in the Limited Liability Company Agreement). Any attempt to take any action in violation of this Section 4.4 shall be null and void ab initio.

Section 4.5

Private Sale.  The Pledgee shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale pursuant to Section 4.6 hereof conducted in a commercially reasonable manner. The Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which the Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Pledgee accepts the first reasonable offer received and does not offer the Pledged Collateral to more than one offeree.

Section 4.6 Remedies. (a) Rights and Remedies Generally upon Event of Default. Upon the occurrence and during the continuance of a Default under Section 19 of the Lease Agreement, (i) all rights of the Pledgor to exercise the voting and consensual rights and powers of the ownership pertaining to the Pledged Collateral and the right to receive the distributions and other amounts receivable which it is authorized to receive and retain pursuant to Section 4.4(b) hereof, shall cease and all such rights shall thereupon become vested in the Pledgee which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers and (ii) upon notice to the Pledgor, the Pledgee may exercise all of the other rights and remedies with respect to the Pledged Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by Applicable Laws, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral as if the Pledgee were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right), and (iii) without limiting the foregoing:

(1)the Pledgee in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Pledged Collateral, but shall be under no obligation to do so;

(2)the Pledgee may make any reasonable compromise or settlement it deems desirable with respect to any of the Pledged Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Pledged Collateral;

(3)the Pledgee may require the Pledgor to assemble the Pledged Collateral at such place or places, reasonably convenient to the Pledgee and the Pledgor, as the Pledgee may direct;

(4)the Pledgee may sell, lease, assign or otherwise dispose of all or any part of the Pledged Collateral, at such place or places as the Pledgee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except for notice to the Pledgor of such disposition and the time and place thereof and for such notice as is required by applicable statute and cannot be waived), and the Pledgee or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by Applicable Laws, at any private sale) and thereafter hold  the  same  absolutely,  free  from  any  claim  or  right  of  whatsoever  kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released to the extent permitted by Applicable Laws. The Pledgee may, by providing prior written notice to the Pledgor, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;

(5)amend, terminate, supplement or modify the Limited Liability Company Agreement;

(6)perform any obligation of the Pledgor hereunder, make payments, purchase, contest or compromise any encumbrance, charge or lien, pay taxes and expenses and insure, process and preserve the Pledged Collateral without, however, any obligations to do so;

(7)incur expenses, including reasonable attorneys’ fees, reasonable consultants’ fees, and other costs appropriate to the exercise of any right or power under this Agreement;

(8)take any other action which the Pledgee deems necessary or desirable to protect or realize upon its security interest in the Pledged Collateral or any part thereof, and the Pledgor hereby irrevocably appoints the Pledgee as the Pledgor’s attorney-in-fact to take any such action, including the execution and delivery of any and all documents or instruments related to the Pledged Collateral or any part thereof in the Pledgor’s name, and said appointment shall create in the Pledgee a power coupled with an interest which shall be irrevocable; and

(9)appoint another person (who may be an employee, officer or other representative of the Pledgee) to do any of the foregoing, or take any other action permitted hereunder, on behalf of the Pledgee.

The Proceeds of each collection, sale or other disposition under this Section 4.6 shall be applied in accordance with Section 4.8 hereof.

(b)Certain Securities Act Limitations. The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Pledgee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(c)Notice. The Pledgor agrees that to the extent the Pledgee is required by Applicable Laws or this Agreement to give reasonable prior notice of any sale or other disposition of any Pledged Collateral, ten (10) business days’ notice shall be deemed to constitute reasonable prior notice.

Section 4.7 Locations; Names, Etc. Without at least ten (10) business day's advance written notice to the Pledgee, the Pledgor shall not (a) change its location (as defined in Section 9-307 of the UCC) or (b) change its name, and shall, at its expense, execute and deliver such instruments and documents as may be required to maintain the security interest in the Pledged Collateral hereunder.

Section 4.8 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 4.8, the Proceeds of any collection, sale or other realization of all or any part of the Pledged Collateral pursuant hereto, and any other cash at the time held by the Pledgee under this Section 4, shall be applied by the Pledgee as follows:

First, to the payment of the reasonable, documented, out-of-pocket costs and expenses of such collection, sale or other realization, including reasonable, documented, out-of-pocket costs and out-of-pocket expenses of the Pledgee and the reasonable, documented, fees and out-of-pocket expenses of its agents and counsel, and all reasonable, documented, out-of-pocket expenses incurred and advances made by the Pledgee in connection therewith;

Second, to the payment and performance in full of the Secured Obligations in such order as the Pledgee shall in its sole discretion determine; and Third, to the Pledgor (or as the Pledgor may otherwise direct).

Section 4.9 Perfection as of the Execution  of  the  Lease  Agreement.  The Pledgor authorizes the Pledgee to file UCC financing statements describing the Pledged Collateral, including statements in compliance with Section 9-504 of the UCC.

Section 4.10 Termination. (a) When all Secured Obligations shall have been paid and performed in full and the Lease Agreement shall have expired or terminated, this Agreement shall terminate, the Pledgee’s Lien and security interest in the Pledged Collateral shall terminate and, to the extent requested by the Pledgor, the Pledgee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Pledged Collateral and money received in respect thereof, to or on the order of the Pledgor and to be released. The Pledgee shall also, at the expense of the Pledgor, forthwith execute and deliver to the Pledgor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested and prepared by the Pledgor to effect the termination and release of the Liens on the Pledged Collateral as required by this Section 4.10(a).

(b)Notwithstanding Section 10(a), at such time as the Lease Agreement to which any Obligor is subject has terminated and provided that such Obligor has satisfied all of its obligations to Pledgee under the Sale Leaseback Agreements relating to such Lease Agreement and no Default has occurred and is continuing with respect thereto, then the security interest and Lien held by Pledgee in Pledgor’s equity interest in such Obligor, the organizational documents and governing documents of such Obligor and the proceeds thereof shall terminate such that the Pledged Collateral shall no longer consist of any of Pledgor’s interest of any kind in such Obligor. In connection with the foregoing, to the extent request by Pledgor, the Pledgee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, the foregoing interests and rights and money received in respect thereof, to or on the order of the Pledgor and to be released. The Pledgee shall also, at Pledgee’s expense, forthwith execute and deliver to the Pledgor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Pledgor to effect the termination and release of the Liens as required by this Section 4.10 (b).

Section 4.11 Further Assurances. The Pledgor agrees that, from time to time upon the written request of the Pledgee, it will execute and deliver such further documents and do such other acts and things as the Pledgee may reasonably request in order fully to effect the purposes of this Agreement.

Section 4.13 Pledge of Pledged Collateral upon  Return  Option. Notwithstanding any other term of this Agreement or of the Lease Agreement, if the Project Developer shall elect the Return Option in accordance with Section 14 of the Lease Agreement, then the Pledgee shall have the option to take assignment of the Pledged Collateral from the Pledgor effective upon the expiration of the applicable Initial Term or Renewal Term for the additional consideration of one dollar ($1.00).

SECTION 5.MISCELLANEOUS.

Section 5.1 Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

Section 5.2 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing, e- mail or by facsimile, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof; or (iii) in the case of notice by facsimile or e- mail, upon confirmation of receipt thereof, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

If to Pledgor:

FuelCell Energy Finance, LLC c/o FuelCell Energy, Inc.

3 Great Pasture Road Danbury, CT 06810

Attn: Jennifer D. Arasimowicz, Esq. General Counsel Telephone: (203) 825-6070

Facsimile: (203) 825-6069 If to Pledgee:

Crestmark Equipment Finance

5480 Corporate Drive

Suite 350

Troy, MI 48098

Attn: Corporate Counsel Telephone: (513) 455-2300

Facsimile: (513) 763-1637

Section 5.3 No Waiver. No failure on the part of Pledgee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by Applicable Laws.

Section 5.4 Expenses. The Pledgor agrees to reimburse the Pledgee for all reasonable costs and expenses incurred by it (including the reasonable fees and expenses of legal counsel) in connection with (i) any Default under Section 19 of the Lease Agreement and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Pledgee of any obligations of the Pledgor in respect of the Pledged Collateral that the Pledgor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Pledged Collateral, and for the care of the Pledged Collateral and defending or asserting rights and claims of the Pledgee in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 5.4, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 2 hereof.

Section 5.5 Successors and Assigns; Continuing Security Interest. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof and of the Lease Agreement. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, be binding upon the Pledgor, its successors and assigns, and inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee and its successors, transferees and assigns.

Section 5.6 Governing Law; Jurisdiction.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to conflict of laws principles (other than Section 5-1401 of the General Obligations Law of the State of New York). Each Party consents to the non-exclusive jurisdiction of any state or federal court in the State of New York in New York County over any action or proceeding brought in connection with this Agreement.

Section 5.7 WAIVER OF JURY TRIAL. PLEDGOR AND PLEDGEE EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH PLEDGOR AND/OR PLEDGEE MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT.

Section 5.8 Publicity. Except for statements made or press releases issued pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 or as otherwise required by law, neither Party shall issue, or permit any of their respective affiliates to issue, any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party.

Section 5.9  Agents and Attorneys-in-Fact.   The Pledgee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with due care.

Section 5.10 Severability. Whenever possible, each  provision  of  this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Laws, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 5.11 Waivers of Rights by the Pledgor. Except as provided herein, in the Lease Agreement or in the other Lease Documents or under Applicable Laws, the Pledgor waives demand, notice, protest, notice of acceptance of this Agreement, notice of obligations made, Pledged Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the

Secured Obligations and the Pledged Collateral, the Pledgor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect or delay in perfecting  any security interest in any Pledged Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Pledgee may deem advisable.

Section 5.12 Duty of the Pledgee. The Pledgee’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Pledgee deals with similar property for its own account. The Pledgee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Except for reasonable care and preservation of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

Section 5.13 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 5.14 Headings and Table of Contents. The headings of the Sections of this Agreement and the table of contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CRESTMARK EQUIPMENT FINANCE, a division of MetaBank
as Pledgee

By:	/s/ Thomas R. Rutherford
Name:	Thomas R. Rutherford
Title:	President

FUELCELL ENERGY FINANCE, LLC,
as Pledgor

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Michael S. Bishop
Name:	Michael S. Bishop
Title:	Executive Vice President, Chief Financial Officer and Treasurer

ANNEX 1

LIST OF PERFECTION ACTIONS

1.

Filing of financing statement and continuation statements by the Pledgor in the office of the Secretary of State of the State of Connecticut and delivery of the membership certificate evidencing the membership interests pledged to the Pledgee together with executed transfer powers in connection therewith.